UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2006
Date of Report (Date of earliest event reported)

FC FINANCIAL SERVICES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	98-040339
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

110 Jardin Drive, Suite 13
Concord, Ontario, Canada	H4M 2Z2
(Address of principal executive offices)	(Zip Code)

(905) 761-1096
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements”. These statements, identified by words such as “plan”, “anticipate”, “believe”, “estimate”, “should”, “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our Annual Reports on Form 10-KSB, our Quarterly Reports on Form 10-QSB and our Current Reports on Form 8-K.

As used in this report, the terms “we”, “us”, “our”, ”FC” and the “Company” mean FC Financial Services Inc., unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 2.01            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Share Purchase Agreement

On September 29, 2006, we entered into a share purchase agreement (the “Share Purchase Agreement”) among ICP Solar Technologies Inc. (“ICP”), Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively the “ICP Stockholders”) Taras Chebountchak and Orit Stolyar (together the “FC Principals”), and 1260491 Alberta Inc., our wholly owned subsidiary (“Exchangeco”). Under the terms of the Share Purchase Agreement we acquired, through our wholly owned subsidiary Exchangeco, all of the outstanding shares of ICP. Closing of the Share Purchase Agreement was subject to the following terms and conditions:

(a)	The ICP Stockholders agreed to transfer all of the outstanding shares of ICP held by them to Exchangeco on September 29, 2006 (the “Closing Date”);

(b)

FC agreed to enter into and cause Exchangeco to enter into on the Closing Date: (i) the Exchange and Voting Trust Agreement with the FC Principals, the ICP Stockholders and Equity Transfer & Trust Company (the “Trustee”), and (ii) the Exchangeable Share Support Agreement with the FC Principals, the ICP Stockholders and the Trustee;

(c)

Exchangeco issued 20,000,000 Class A Exchangeable Shares (the “Exchangeable Shares”) in the capital stock of Exchangeco to the ICP Stockholders on the Closing Date pursuant to the terms of the Exchange and Voting Trust Agreement and the Exchangeable Share Support Agreement;

(d)	FC agreed to reserve for issuance 20,000,000 shares of its common stock for issuance to holders of Exchangeable Shares on the terms and conditions of the Exchangeable Shares;

(e)

The FC Principals caused 4,222,750 of the issued and outstanding shares of FC held by them to be cancelled and to transfer 20,000,000 of their shares to the Trustee to be voted and cancelled in accordance with the terms of the Exchange and Voting Trust Agreement and the Exchangeable Share Support Agreement; and

(f)

FC completed a private placement of units pursuant to Regulation S of the Securities Act of 1933 for gross proceeds of $5,000,000, on the following terms: (i) FC issued 2,500,000 units, at a price of $1.00 per unit, with each unit consisting of one FC share and one share purchase warrant entitling the holder thereof to purchase an additional FC share for a period of 18 months following the closing of the private placement at a price of $1.00 per share; and (ii) 2,500 units of FC at a price of $1,000 per unit, each unit consisting of one 8% convertible note in the principal amount of $1,000 and one share purchase warrant entitling the holder thereof to purchase an additional 1,000 FC shares for a period of 18 months following the closing of the private placement at a price of $1.00 per share.

As additional consideration for FC and the FC Principals entering into the Share Purchase Agreement, each of the ICP Stockholders agreed that they will not sell in any 90 day period, during the two year period following closing, an amount of shares in excess of the amounts specified in Rule 144(e) promulgated under the Securities Act of 1933. In addition, FC agreed not to file any registration statement on Form S-8 prior to October 1, 2007 without the prior consent of the FC Principals. The parties further agreed that following the Closing Date they will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder, to appoint the nominees of ICP to the board of FC. The agreement is governed by the laws of the State of Nevada.

Exchange and Voting Trust Agreement

As a condition of closing of the transactions contemplated in the Share Purchase Agreement FC and the FC Principals entered into the Exchange and Voting Trust Agreement (the “Voting Trust Agreement”) with the ICP Stockholders and the Trustee on September 29, 2006. Pursuant to the terms of the Voting Trust Agreement the FC Principals agreed to deposit with the Trustee 20,000,000 shares of the common stock of FC held by them (the “Trust Shares”) for the purpose of creating a voting trust for the benefit of the ICP Stockholders. The Voting Trust Agreement included the following terms and conditions:

(a)

The Trustee, as the holder of record of the Trust Shares, is entitled to all of the voting rights, including the right to vote in person or by proxy the Trust Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of FC or at a meeting of FC stockholders or in connection with respect to all written consents sought by FC from its stockholders (the "Voting Rights"). The Voting Rights shall be and remain vested in and exercised by the Trustee. As further set out in the Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the ICP Stockholders entitled to instruct the Trustee as to the voting thereof at the time at which the stockholders meeting is held or a stockholders' consent is sought;

(b)	FC agreed to deliver to the ICP Stockholders copies of all proxy materials, information statements and reports that are distributed to FC stockholders;

(c)

the FC Principals, the Trustee and the ICP Stockholders are not entitled to receive any dividend payments in respect of the Trust Shares and the FC Principals waived any rights to receive dividends in respect of the Trust Shares;

(d)

upon exercise of any exchange rights under the terms of the Exchangeable Shares, redemption of Exchangeable Shares or the occurrence of an insolvency event under the terms of the Exchangeable Shares (the “Exchange Rights”) pursuant to which the ICP Stockholders shall receive FC shares, the equivalent number of Voting Rights beneficially held on behalf of each ICP Stockholder by the Trustee are deemed surrendered;

(e)	In its capacity as trustee, the Trustee does not have any powers of disposition over the Trust Shares except as expressly required under the Voting Trust Agreement;

(f)

At such time as either Exchangeco or FC acquires Exchangeable Shares from an ICP Stockholder it agrees to provide the Trustee with an officer’s certificate specifying: (i) the former voting trust beneficiary under the agreement, (ii) the number of Exchangeable Shares acquired; (iii) the form of acquisition and (iv) the date of acquisition, and the Trustee must deliver to FC the equivalent number of Trust Shares for cancellation; and

(g)

FC may refuse to issue any shares of its common stock to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or under an applicable exemption.

The parties further agreed to indemnify the Trustee against all costs and expenses incurred as a result of the Trustee’s entry into the Voting Trust Agreement and the transactions contemplated thereby. The agreement terminates on the earliest of the following events: (i) no outstanding Exchangeable Shares are held by the ICP Stockholders; and (ii) each of FC and Exchangeco elects in writing to terminate the agreement in accordance with paragraph III7(e) of Exchangeable share provisions. The agreement is governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Exchangeable Share Support Agreement

As a condition of closing of the transactions contemplated in the Share Purchase Agreement FC and the FC Principals entered into the Exchangeable Share Support Agreement (the “Support Agreement”) with the Trustee and the ICP Stockholders on September 29, 2006. The Support Agreement included the following terms and conditions:

(a)

FC agreed: (i) not to declare or pay any dividend on the FC shares of common stock (the “FC Shares”) unless Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, (ii) to advise Exchangeco in advance of the declaration by FC of any dividends, (iii) to take all actions necessary to enable Exchangeco to pay and perform its obligations with respect to the Exchangeable Shares and cause the FC Shares to be delivered to the holders of Exchangeable Shares in accordance with the terms of the Exchangeable Shares;

(b)

FC agreed to reserve for issuance at all times while Exchangeable Shares remain outstanding the greater of: (i) 20,000,000 FC Shares, or (ii) the number of Exchangeable Shares issuable on exercise of all rights to acquire Exchangeable Shares outstanding from time to time.

(c)

FC agreed to deliver FC Shares to any holder of Exchangeable Shares on exercise of any exchange rights under the terms of the Exchangeable Shares, subject to FC refusal to issue any shares of its common stock to holders of Exchangeable Shares not made in accordance with the provisions of Regulation S of the Securities Act of 1933 or under an applicable exemption.

(d)

FC agreed to issue to the holders of Exchangeable Shares the economic equivalent of any distribution of FC Shares to the FC stockholders by way of dividend or other distribution, or any options or warrants to the FC stockholders.

(e)

FC agreed that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. FC further agreed that it will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

The Support Agreement terminates at such time as no Exchangeable Shares are held by any person or entity other than FC or its affiliates. The agreement may only be modified by an agreement in writing between Exchangeco, FC and the holders of Exchangeable Shares in accordance with paragraph III7(e) of Exchangeable Share provisions. The agreement is governed by the laws of the State of Nevada.

Loan Agreement

In connection with FC’s entry into the Term Sheet with ICP, on May 16, 2006, FC entered into a loan agreement (the “Loan Agreement”) with ICP pursuant to which FC loaned to ICP US$1,000,000 (the “Loan”). Pursuant to the terms of the Loan Agreement: (i) ICP must repay the Loan by the earlier of November 8, 2006 or 90 days following the closing of the Acquisition pursuant to the Term Sheet (the Maturity Date”), at an interest rate of 10% per annum payable on the Maturity Date; and (ii) Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen (the “ICP Guarantors”) must provide a guarantee on the repayment of the Loan and secure the guarantee by pledging 3,064,291 common shares of ICP held by the ICP Guarantors. The Loan is evidenced by a promissory note executed by ICP on May 16, 2006.

Pursuant to FC’s entry into the Loan Agreement with ICP, on May 16, 2006, FC entered into a Share Pledge Agreement with the ICP Guarantors and received a guarantee from the ICP Guarantors pursuant to a Guarantee Agreement dated May 16, 2006. Pursuant to the terms of the Guarantee Agreement and the Share Pledge Agreement, the ICP Guarantors unconditionally guaranteed the due and punctual performance and repayment to FC of the Loan under the Loan Agreement, with FC’s recourse under the Guarantee Agreement being limited to the 3,064,291 common shares of ICP pledged as security for the guarantee of the ICP Guarantors under the Share Pledge Agreement. Pursuant to the terms of the Share Pledge Agreement, FC may enforce the pledge five days after it has given notice to the ICP Guarantors of the occurrence of: (i) any default by ICP in the due payment of the Loan or any installment of principal or interest with respect thereof; or (ii) any default under the Loan Agreement or in the performance of the obligations under the Loan Agreement.

On July 4, 2006 FC entered into an amendment to its loan agreement (the “Amended Loan Agreement”) with ICP dated May 16, 2006. Pursuant to the terms of the Amended Loan Agreement FC increased the principal amount of the Loan to $1,500,000. In connection with FC’s entry into the Amended Loan Agreement with ICP, the corresponding amendments were made to the terms of the limited course guarantee (the “Guarantee”) granted in favour of FC by Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen (the “ICP Guarantors”) on May 16, 2006. The Loan was repaid by ICP on the Closing Date.

Closing

Closing of the acquisition took place on September 29, 2006. Closing was subject to a number of customary conditions, including the delivery of audited financial statements for ICP and completion of the Company’s due diligence investigations. On the Closing Date our wholly owned subsidiary 1260491 Alberta Inc. issued the following Exchangeable Shares which are convertible into shares of FC:

Name of Stockholder	Number and Class of Shares
Eastern Liquidity Partners Ltd.	301,497 Class A Exchangeable Shares
The Sass Peress Family Trust	440,529 Class A Exchangeable Shares
The Peress Family Trust	6,626,787 Class A Exchangeable Shares
Sass Peress	11,222,995 Class A Exchangeable Shares
Arlene Ades	879,706 Class A Exchangeable Shares
Joel Cohen	529,486 Class A Exchangeable Shares

Also on the Closing Date the FC Principals submitted for cancellation 4,222,750 of the FC shares held by them and transferred 20,000,000 of the FC shares held by them to the Trustee under the terms of the Voting Trust Agreement. FC intends to pursue the business of ICP and change its name to “ICP Solar Technologies Inc.” and assume and execute ICP's renewable energy business plan as its sole business, see description of business below. Subject to completion of all required regulatory filings, FC also intends to take such steps as may be necessary, to appoint the senior management of ICP to the board of the FC.

The summary of the foregoing is qualified in its entirety by reference to the Share Purchase Agreement, Exchange and Voting Trust Agreement and Exchangeable Share Support Agreement, which are included as exhibits to this Current Report.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on November 19, 2003. Prior to completing the acquisition of ICP Solar Technologies Inc. (“ICP”), we were in the business of providing indirect financing of installment contracts for automobile purchases and leases. Our business model involved automobile dealers making arrangements with us to finance the purchase or lease of a vehicle. On September 29, 2006 we acquired through our wholly owned subsidiary all of the issued and outstanding shares of ICP Solar Technologies Inc. ICP is a company engaged in the manufacturing, distribution and marketing of solar panel based products. In order to focus our resources on developing ICP’s technology and business, we no longer intend to proceed with automobile financing business activities.

ICP SOLAR TECHNOLOGIES INC.

ICP is a company that was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers (“OEM”) and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products.

ICP operates its business through its wholly owned subsidiaries: ICP Solar Technologies (UK) Ltd. (Wales) and ICP Global Technologies Inc. (CBCA).

MARKET AND PRODUCTS

ICP plans to operate in the following three main market verticals:

1.	Consumer Goods,
2.	Original Equipment Manufacturers (“OEM”), and
3.	Integrated Building Materials.

The following is a list of ICP’s current products on the market or in development:

-	SunseiTM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller)

-	Cut Solar Cells (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof)

-	Solar Slate (in development).

Consumer Goods

The consumer goods market makes up approximately 10% of the solar panel industry. The consumer goods market is comprised of larger retail chain stores and specialty stores. ICP sells its integrated solar energy systems and other solar products under two main brands: SunseiTM its proprietary brand and Coleman® , (for which it is the holder of a license), to the consumer goods market. SunseiTM is positioned as our premium brand and Coleman® is ICP’s value-mass brand line.

ICP’s products under the Coleman® brand are distributed to large retail chains such as Costco, Walmart, Target, Sam’s Club, LeRoy Merlin. ICP believes that consumers in the large retail chain space are cost conscious purchasers who also look for quality products. ICP plans to continue to develop this segment through additional retail chains, but there can be no assurances that ICP will be able to sign on additional retail chains.

ICP sells its SunseiTM brand to specialty retailers in the marine market or battery market such as West Marine and Battery Alliance. ICP’s current product line is composed of turn key portable panel systems used for camping, yachting, battery recharging and other portable use.

ICP’s online market is composed of its own online shopping website at www.solarchargers.com and other third party online shopping websites. The third party online shopping websites include Amazon.com, Samsclub.com, Costco.com, Westmarine.com and HomeDepot.com.

OEM Market

In 2003, ICP entered into the OEM market, and is presently focusing on the automotive sector and the garden light sector. ICP currently supplies some of the leading solar garden light makers in China. ICP also has entered the automotive sector with a product that is used to allow a car battery to retain its electric charge when the car engine is not turned on for extended periods of time. The product consists of a proprietary small portable charger that is affixed onto the inside of the windshield of a car and plugged into the cigarette lighter or OBD (on-board diagnostic). ICP has recently signed a sales agreement with Volkswagen which is currently purchasing chargers from ICP for some of their fleets of cars.

ICP also supplies Winnebago, the leading worldwide RV manufacturer, with outdoor roof-mounted solar panels.

Integrated Building Material Market

The Integrated Building Material market is the largest segment of the solar panel industry. ICP has a patented roof-tile technology that it hopes to finalize development of, over the next six months and subsequently enter the building materials market.

ICP’s new patented technology for a thin film amorphous solar cell can be seamlessly integrated into roofing lines for homes, buildings and other structures. Unlike standard poly-crystalline solar cell based panels that can interfere with the esthetics of a roof line, the thin film integrated tiles seamless integrates into roofing lines. Although the required panel area per kilowatt of electricity generated for amorphous panels is twice that of poly-silicon panels, the overall costs of power generation for amorphous based systems is less than that of poly-silicon based systems. Amorphous solar cells can generate more power on a watt for watt basis than traditional solar cells and utilize only 5% of the raw material used to make traditional poly-silicon cells. ICP believes that these panels can be sold to both the grid connected and off grid sectors of the market, but we can provide no assurances.

ICP’s amorphous solar tiles are expected to be available on the market within the next nine to twelve months, pending final development and certification. However, there can be no assurances that the final development will be successful nor that ICP will be able to commercialize the amorphous solar tiles at a profit, if at all.

BUSINESS STRATEGY

ICP plans to expand its client base with large retail chains and specialty retailers in addition to further penetrating its existing clients. ICP intends to work closely with its sales agents as part of its overall sales growth strategy. ICP also plans to utilize the Internet for marketing and sales of its products.

As an immediate short-term strategy, ICP expects to finalize its thin film roof tile technology and to engage in full scale commercialization within the next nine months but there can be no assurances. ICP’s strategy is to gain market share by positioning the final product through the OEM channel with global installer partners for a variety of applications. At the present time, ICP has identified potential marketing partners for its thin film roof tile technology and, although there can be no assurances, expects strong demand upon commercialization. ICP intends to continue to market its existing products to the rural areas of developing countries. ICP has a history of installing panels in such countries as Kenya and looks to expand its presence in the rural sectors in South America, Africa and Asia. ICP plans to continue to reduce its costs with respect to its products by improving efficiency and innovating new technologies.

SOLAR ENERGY INDUSTRY

The electric power industry is one of the world’s largest industries. With the recent deregulation, the advent of economic, environmental and national security issues, and technological advances, new opportunities exist for new entrants into the electric power industry. As electric power has become vital component of the world’s economy as a result of the increasing dependence on electricity-reliant technology, reliable electricity has become critical to economic growth.

Traditionally, sources of fuel for generating electricity include coal, natural gas, oil, nuclear power, and renewable resources. However, the following factors have made increasing reliance on the traditional sources unattractive:

(a)

Environmental regulations. Recent environmental regulations seek to limit emissions by fossil fuel including international treaties and national and regional air pollution regulations to restrict the release of greenhouse gasses;

(b)

Infrastructure reliability. Investment in electricity transmission and distribution infrastructure has not kept pace with increased demand. Expanding the aging infrastructure will be capital intensive and time consuming, and may be restricted by environmental concerns; and

(c)

Fossil fuel supply constraints and cost pressures. The supply of fossil fuels is finite. Depletion of fossil fuels may impact prices and infrastructure requirements over this century. Political instability, labor unrest, war and the threat of terrorism in oil producing regions have disrupted oil production, increased the volatility of fuel prices and raised concerns over foreign dependency.

As a result of these challenges, we believe that future demand for electricity will not be met through traditional fossil fuel-based technologies alone. The solar panel industry is a growing market and the use of solar energy has been around for more than 100 years, but only in the past few decades, increased efficiency as a result of new technologies is making solar energy a more viable alternative to non-renewable energy sources. Solar energy provides the following advantages over the traditional solutions:

-	Modularity and scalability. Solar power products can be deployed in various sizes and configurations and can be installed almost anywhere;

-	Reliability. With no need for moving parts and fuel supply, solar power systems reliably provide power to many demanding applications;

-	Dual use. Solar modules are able to serve as both a power generator and the skin of the building; and

-	Environment friendly. Solar power systems consume no fuel and produce no air, water or noise emissions.

Solar energy works by using photovoltaic solar cells made up of silicon compounds such as poly-silicon, which produces a current when exposed to sunlight. Many interconnected cells are packaged into solar modules, which protect the cells and collect the electricity generated. In general, the solar industry is generally broken down into three main categories:

1.	On-grid, which is solar derived electricity that is connected into the main electrical grids, which occupies 56% of the total solar energy consumption;

2.

Off-grid, which is mostly made up of solar derived power in rural areas where access to conventional electric power is not economical or physically feasible and OEM equipment such as automotive, garden lights, telecom and remote site power, which occupies 34% of the total solar energy consumption; and

3.

Consumer products, such as small portable solar powered equipment for use in recreational vehicles, yachting and camping, battery recharging and so on, which occupies 10% of the total solar energy consumption.

Governments around the world have launched incentive programs to reward solar power users. For instance, the Japanese government has spent hundreds of millions of dollars in subsidies to encourage citizens to install solar energy systems in their homes. Germany has implemented a program whereby it purchases a solar energy derived kilowatt hour for up to $0.55 daily. Italy and Spain have set up a similar program. In the US, last year’s energy bill included subsidies for the use of solar energy, and many states have started to implement subsidy programs such as California which has recently rolled out an aggressive $2.9 billion subsidy plan over the next 10 years.

COMPETITION

The solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to secure our supply chain, attract and retain customers, and establish a successful distribution network for our solar power products, we may be unable to increase our sales and market share. The solar cell manufacturing arena includes some 100 manufacturers worldwide. The ten largest manufacturers comprise more than three quarters of the market. At present suppliers are having difficulty keeping up with increasing market demands, largely due to technological developments that decrease solar energy costs and government incentives, which translates into a lower competitive environment for the sector at the moment. Although there are no assurances, the market is expected to continue to undergo strong growth over the next ten years which will be conducive to sustaining existing suppliers and allowing for new market entrants to capture market share as well.

We believe that we are well positioned within the solar market. ICP is a well diversified innovative company that provides solar energy products to diversified market segments. Over the years, ICP has built a reputation for quality and reliability as well as a brand name and distribution network, while acquiring its own solar cell supply chain. Over the years, ICP has built a presence in various global niche markets as well. ICP has also developed new technology in the area of amorphous solar cells which management believes will allow it to enter into the large on-grid and off-grid solar electrical markets.

The entire solar industry also faces competition from other power generation sources, both conventional sources as well as other emerging technologies. Solar power has certain advantages and disadvantages when compared to other power generating technologies. The advantages include the ability to deploy products in many sizes and configurations, to install products almost anywhere in the world, to provide reliable power for many applications, to serve as both a power generator and the skin of a building and to eliminate air, water and noise emissions. Whereas solar generally is cost effective for off-grid applications, the high up-front cost of solar relative to most other solutions is the primary market barrier for on-grid applications. Furthermore, unlike most conventional power generators, which can produce power on demand, solar power cannot generate power where sunlight is not available, although it is often matched with battery storage to provide highly reliable power solutions.

GOVERNMENT REGULATION

ICP uses, generates and discharges toxic, volatile or otherwise hazardous chemicals and wastes in its research and development and manufacturing activities. We are subject to a variety of foreign, federal, state and local governmental regulations related to the storage, use and disposal of hazardous materials.

We believe that we have all environmental permits necessary to conduct our business. We believe that we have properly handled our hazardous materials and wastes and have not contributed to any contamination at any of our past or current premises. We are not aware of any environmental investigation, proceeding or action by foreign, federal or state agencies involving our past or current facilities. If we fail to comply with present or future environmental regulations, we could be subject to fines, suspension of production or a cessation of operations. Any failure by us to control the use of or to restrict adequately the discharge of hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

EMPLOYEES

As of date of this current report, other than our executive officers and directors, we have 46 employees.

SIGNIFICANT EMPLOYEES OF ICP

Sass Peress, CEO

Prior to founding ICP, Peress was the VP of Sales for a market-leading automotive accessory distributor. In 1985, he founded and headed an automotive aftermarket manufacturing company that went on to capture more than 70% of market share within two years. He then founded ICP in 1988 and, as President and CEO, has reshaped the company into its current market-leading state within the solar energy industry. With his scientific background and manufacturing experience, he has co-authored much of ICP’s intellectual property. Mr. Peress’ educational background includes studies in health sciences, organic chemistry and finance. He graduated with honors from Concordia University’s MBA International Business Program in Montreal, Canada.

Mr. Peress was recently nominated for the Ernst & Young Canadian Entrepreneur of the Year award and is an active member of the Canadian Solar Energy Society and the American Solar Energy Society.

Arlene Ades, Executive Vice President, Head North American Sales

Arlene Ades joined ICP in early 2006 and assumed the position of Executive Vice-President, Head of North American Sales after an 18-year career atop sales management at Pitney Bowes. Having achieved top sales awards for several years running, Ms. Ades brings with her a wealth of experience in strategic partner development, motivational speaking, product launches and forecasting. Ms. Ades’ experience includes the management of Pitney Bowes’ largest corporate accounts as a ‘cradle to grave’ manager of business organization. Being a very process-driven individual, Arlene has managed teams to higher performance levels and used her keen analytical capacity to help clients drive out non-value-added steps from their organizations. Her ‘customer first’ mantra is at the root of her decision-making tree and has been the cornerstone of success during her career.

Joel Cohen CFA, CFO

Mr. Cohen has extensive experience in biotechnology & high tech financings and in financial analysis. Mr. Cohen is a former investment banker at Canaccord Capital, where he specialized in biotechnology financings. He has worked on numerous IPOs, private and public financings for various companies including Neurochem, Adherex, Bioniche, Diagnocure, Qbiogene and Aeterna worth over $100 million. Mr. Cohen acts as consultant for various companies both in and out of the technology sector such as Osta Biopharma, a biotechnology company which recently listed on the TSX venture exchange and where Mr. Cohen was a director and is presently consulting CFO Mr. Cohen has lectured in business valuation in the MBA program at McGill University. Mr. Cohen holds a Bachelor of Commerce degree in Finance from Concordia University and is a Chartered Financial Analyst.

RESEARCH AND DEVELOPMENT

We intend to continue the development of ICP’s cut solar cells for the garden lighting market and we are also continuing development of new configurations for our solar roof tile. Since our inception we have not expended any funds on research and development activities.

INTELLECTUAL PROPERTY AND PATENT PROTECTION

At present, ICP has the following registered trademarks and designs:

Trademarks and Trade Names

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or Tradename (T)
Design (D)
	14	CDN	T	1,202,612	ICPSOLAR Technologies & Design
61	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design (black & white)
	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design
	16	CDN	T	1,229,656	ISUN
	17	CDN	T	TMA622,453	ICP GLOBAL TECHNOLOGIES & Design
	18	CDN	T	TMA628,201	LET OUR POWER GIVE YOU FREEDOM
	19	CDN	T	1,242,623	ATF
	20	AU	T	983.622	ICP Solar Technologies & Design
73	N/A	US	TM	78/109,115	PERPETUAL POWER PACK
85	N/A	US	TM	78/377,570	SUNSAVER
60	N/A	US	TM	76/467,624	ICP GLOBAL TECHNOLOGIES & Design
62	N/A	US	TM	78/346,960	ICP SOLAR TECHNOLOGIES & Design (colour)
38	N/A	US	TM		SOLARVENT
53	N/A	US	TM	78/346,476	BATTERYSAVER SE
54	N/A	US	TM	78/331,020	AUTOVENT

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or Tradename (T)
Design (D)
56	N/A	US	TM	76/484,235	BATTERYSAVER FLEX
57	N/A	US	TM	78/359,160	BATTERYSAVER PLUS
64	N/A	US	TM	76/448,811	TRACTORSAVER
55	N/A	US	TM	78/109,085 (Now 2,839,191)	BATTPAK
66	N/A	US	TM	76/039,122 (Now 2,709,752)	SolarPRO plug’n’play (stylized)
67	N/A	US	TM	76/140,194 (Now 2,606,788)	iSUN (Stylized)
68	N/A	US	TM	76/140,193 (Now 2,575,542)	LET OUR POWER GIVE YOU FREEDOM (Stylized)
70	N/A	US	TM	76/255,870 (Now 2,626,915)	POCKETPV
63	N/A	US	TM	78/147,527 (Now 2,835,615)	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or Tradename (T)
			Design (D)
65	N/A	US	TM	76/255,869 (Now 2,634,557)	SOLAR BOOSTER
	N/A	US	TM	78/109,102	3P
48	N/A	CA	TM	1,131,153	PERPETUAL POWER PACK
27	N/A	CA	TM	1,165,738	BATTERYSAVER FLEX
28	N/A	CA	TM	1,202,856	BATTERYSAVER PLUS
29	N/A	CA	TM	1,202,403	BATTERYSAVER SE
32	N/A	CA	TM	1,156,885	ICP GLOBAL TECHNOLIGIES & Design
33	N/A	CA	TM	1,202,346	ICP SOLAR TECHNOLOGIES & Design (B & W)
34	N/A	CA	TM	1,202,612	ICP SOLAR TECHNOLOGIES & Design (colour)
35	N/A	CA	TM	1,081,632	LET OUR POWER GIVE YOU FREEDOM
36	N/A	CA	TM	1,136,105	POCKETPV

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or Tradename (T)
			Design (D)		-
40	N/A	CA	TM	537,063 / TMA315,973	FIRST CHOICE-PREMIER CHOIX
41	N/A	CA	TM	1,076,749 / TMA569,033	iSUN & Design
42	N/A	CA	TM	1,147,986 / TMA601,092	THE MOST VERSATILE BATTERY CHARGER IN THE UNIVERSE
43	N/A	CA	TM	716,424 / TMA435,293	NEVERMISS
44	N/A	CA	TM	712,850 / TMA427,521	SHIATSU
45	N/A	CA	TM	1,136,102 / TMA590,567	SOLAR BOOSTER
46	N/A	CA	TM	1,081,631 / TMA589,526	SolarPRO plug’n’play
47	N/A	CA	TM	1,121,392 / TMA591,037	SOLARPAQ
78	N/A	CA	TM	1,131,151 / TMA573,818	BATTPAK
	N/A	CA	TM	TMA602,574	3P
	N/A	US	TM	2,839,171	BATTPAK
	N/A	US	TM	2,137,576	NEVERMISS

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or Tradename (T)
			Design (D)

79	N/A	UK	TM	2,313,930	iSUN & Design -
	N/A	UK	TM	1,271,719	SOLARVENT
	N/A	CDN	T	1809540	The Solar Company – Figurative Mark

Designs

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or Tradename (T)
Design (D)
3	N/A	US	D	29/ 165,690 (now D476,950)
4	N/A	CA	D	101002	BRIEFCASE SOLAR POWER GENERATOR
5	N/A	US	D	29/165,689 (Now D479,191)	BRIEFCASE SOLAR POWER GENERATOR

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or Tradename (T)
Design (D)
6	N/A	US	D	29/165,688 (Now D487,884)	DETACHABLE SOLAR PANEL
9	N/A	CA	D	96064	SOLAR PANEL
16	N/A	US	D	29/062,623 (Now D395,279)	SOLAR POWERED BATTERY TRICKLE CHARGER
	N/A	US	D	29/176,029	Packaging for a solar panel
	N/A	US	D	29/127402	Floating Solar-Powered Fountain
	N/A	UK	D	2090089	Floating Solar-Powered Fountain
	23	CDN	D	TBD	Solar Grip

Patents

ICP has the following patents:

ICP #	NOP #	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
			P . Patent
			T TM
			D Design
	2	CDN	P	2,471,420	Modular Cable System for Solar Power Sources	NOP	Filed June 17, 2004 – U.S. Ref (file 011 – 10/710,077)

ICP #	NOP #	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
			P . Patent
			T TM
			D Design
							Awaiting ref from LPG
11	3	US	P	10 / 710,077	Modular Cable System for Solar Power Sources	NOP	U.S. Utility Patent Application	POA pending. Certificate required 37 CFR 3.73(b) not been received.
							Serial No.: 10/710,077 Filed: June 17, 2004	Old assignment was sent for record. Not yet recorded in USPTO.
							Based on U.S. Application No: 60/479,050 Filed: 6/17/2003
	4	CDN	P	2,472,548	Solar Panel Having Visual Indicator	NOP		Abandoned. Out standing OA. Response is required. (Absolute Due on July 4, 2006)
	5	US	P	10 / 895,956	Modular Cable System for Solar Powered Sources	NOP		POA pending. Certificate required 37 CFR 3.73(b) not been received.
								OA issued on March 3, 2006, due in 6 moths.
	6	PCT	P		Solar Panel having Visual Indicator	NOP		Corresponding US filing exist. 30 months expired.
86	7	US	P	10/ 985,870 (based on 60/578,55 5)	Solar Powered Ventilator	NOP	Filed	POA pending (?).
13	8	US	P	10/ 985,871 (based on 60/489,08 5)	Support Structure for Mounting a Solar Panel	NOP	Pending	POA pending (?)
							Foreign application deadline claiming priority is July 22, 2004
	9	US	P	10/ 896/755	Support Structure for	NOP		POA pending (?)

ICP #	NOP #	Country	Type	App. No.	Title Mounting a Solar Panel	Firm [i]	ICP Status Note	Status Note (NOP)
			P . Patent
			T TM
			D Design

	10	PCT	P	PCT/CA/2 004/00164	Support Structure for Mounting a Solar Panel	NOP		30 months expired. Corresponding US filing exists.
	11	CDN	P	2,480,366	Photovoltaic Building Elements	NOP		Abandoned. Reinstatement due Dec 6, 2006.
	12	US	P	11/ 298,663	Solar Powered Battery Charger with Voltage Regulation Circuit Apparatus	NOP		Failed to file missing part (executed declaration) by March 25, 2006
								Extension up to 5 months (August 25, 2006)
	13	US	P		Hybrid Portable Solar Charger	NOP		Cancelled
14	21	UK	P	0218104.8	PHOTOVOLTAI C BUILDING ELEMENTS	NOP	Patent granted to the proprietor(s) for an invention entitled “Photovoltaic building elements disclosed in an application filed 3 August 2002. Dated January 11, 2006
				0516437.1	PHOTOVOLTAI C BUILDING ELEMENTS	NOP		Divisional. OAR filed on March 2, 2006. No immediate action required.
	22	CDN	P	2,500,451		NOP		Assignment filed on March 13, 2006 No immediate action required.
		US	P	TBD		NOP		Corresponding filing in US, based on Cdn Pat. App No. 2,500,451.
1	N/A	CA	P	2,409,465	MODULAR SOLAR BATTERY CHARGER		Main Fee due Oct 25/04 $50.00
							Awaiting registration

ICP #	NOP #	Country	Type	App. No.	Title	Firm [i]	ICP Status Note	Status Note (NOP)
			P . Patent
			T TM
			D Design
2	N/A	US	P	07 /202,351 (now issued No. 4,899,645)	SOLAR POWERED VENTILATOR		Issued
							Maint Fees Paid – patent expires June 3, 2008
7	N/A	US	P	09/987,93 6 (Now 6,650,085 )	MODULAR SOLAR BATTERY CHARGER	7	Issued – Nov 18, 2003
							(Main Fee Nov 20, 2006)
12	N/A	US	P	60/489,08 4	SOLAR PANEL HAVING VISUAL INDICATOR	4	Pending
							Foreign application deadline claiming priority is July 22, 2004
87	N/A	US	P	60/532,79 6	MODULAR FLEXIBLE SOLAR CELL SYSTEM INEGRATABLE TO TEXTILE	8	Filed
							Provisional Application Filed on Dec 24 03 (1 year deadline to file application)
	N/A	US	P	60/447,65 4	Packaging for a solar panel	4	Pending
	N/A	EP	P	90304178. 8	Photovoltaic Charge Storage Device
	N/A	UK	P	0001533.9	Solar Fountain
	N/A	UK	P	0001532.1	Free Floating Solar Light
		N/A	P	4, 899,645	Solar Powered Ventilator

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

We develop, manufacture and market solar power products that provide reliable and environmentally clean electric power throughout the world. Solar power products use interconnected photovoltaic cells to generate electricity from sunlight. Solar power products can provide a cost-competitive, reliable alternative for powering highway call boxes, microwave stations, portable highway road signs, remote street or billboard lights, vacation homes, rural homes in developed and developing countries, water pumps and battery chargers for recreational vehicles and other consumer applications. Furthermore, solar power products can provide on-grid customers with a clean, renewable source of alternative or supplemental electricity.

Our plan of operation for the next twelve months is to engage in our marketing and sales efforts. We plan to expand our current distribution depth within the markets of North America, Europe and Japan for our consumer goods segment through the marketing of our internal brand SunseiTM, as well as licensed brand Coleman®.

Our immediate goal is the development of our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures. We are currently developing a distribution channel and technology partnerships to launch products based on the thin film amorphous solar cell technology in 2007. The estimated cost to finalize the development of the products based on the thin film amorphous solar cell technology is $500,000. However, we can provide no assurances that the actual costs of developing such products will not be greater than what we estimated, nor that commercialization based on such products will ever be achieved.

Although there can be no assurances, we plan to to deliver on a sustainable growth strategy across each of our main targets. We also intend to increase our addressable markets, boost sales and solidify our brand through strategic partnerships with best practice distribution partners worldwide. Strategic partnerships for both distribution channel and technology are expected to be key drivers of our expansion plans, as well as web-enabled internal processes for real time accuracy and reporting.

Our plan of operation for the next twelve months is follows:

	Descriptions	Estimated	Approximate
		Cost	Timeline
1.	Finalize the development of thin film amorphous solar cell technology	$500,000	6 Months
2.	Acquire additional distribution channels and secure the supply chain of our raw material	$500,000	10 Months
3.	Market and promote solar energy products to further penetrate ICP’s existing client base, and expand our client base	$150,000	12 Months
4.	Develop online shopping website	$30,000	12 Months
	TOTAL	$1,180,000

The above timeline and costs are estimates only and do not take into account possible delays that may arise. If we experience any difficulties or delays during our plan of operation, it could take substantially longer and more costly for us to design, market and sell the products as planned.

In addition to the amounts described above, we anticipate that we will require an additional $150,000 to pay for the legal and accounting fees associated with meeting our ongoing reporting obligations under applicable US securities laws.

FC Second Quarter and Six Months Summary

	Three Months Ended May 31			Six Months Ended May 31
			Percentage			Percentage
			Increase /			Increase /
	2006	2005	(Decrease)	2006	2005	(Decrease)
Revenue	$4,112	$8	51,300%	$4,116	$8	51,300%
Expenses	(12,536)	(14,953)	(16.1)%	(24,894)	(41,799)	(40.44)%
Net Loss	$(8,424)	$(14,945)	(43.6)%	$(20,778)	$(41,791)	(50.2)%

Expenses

Our operating expenses for the three and six month periods ended May 31, 2006 consisted of the following:

	Three Months Ended May 31			Six Months Ended May 31
			Percentage			Percentage
	2006	2005	Inc. / (Dec.)	2006	2005	Inc. / (Dec.)
Consulting	$6,000	$6,000	-	$12,000	$12,000	-
General and	6,130	8,835	(30.6)%	12,082	29,378	(50.4)%
administrative expenses
Amortization	406	-	100%	813	-	100%
Interest Expense	-	118	(100)%	-	421	(100.0)%
Total	$12,536	$14,953	(16.1)%	$24,894	$41,791	(34.5)%

Our operating expenses for the six months ended May 31, 2006 decreased as compared to the comparative period in 2005 primarily as a result of reduced professional fees. We anticipate our operating expenses will increase as we continue to undertake our plan of operation. The increase is expected to be attributable to our continuing development and as a result of our ongoing reporting requirements under the Exchange Act.

Net Loss

We incurred a net loss in the amount of $115,484 for the period from inception to May 31, 2006. Our loss was entirely attributable to the operating expenses associated with the development, marketing and promotion of our business and the expenses relating to the preparation of our Registration Statement on Form SB-2 and our periodic reports under the Exchange Act. We have not earned any revenues to date. We can provide no assurance that we will earn any revenue or that any revenue earned will exceed the expenses incurred.

FC LIQUIDITY AND CAPITAL RESOURCES

Working Capital
			Percentage
	At May 31, 2006	At November 30, 2005	Increase / (Decrease)
Current Assets	$2,039,071	$49,963	3,981.2%
Current Liabilities	(4,098)	(8,805)	(53.4)%
Working Capital	$2,040,401	$41,158	4,857.4%

Cash Flows
	Six Months Ended	Six Months Ended
	May 31, 2006	May 31, 2005
Cash Flows used in Operating Activities	$(24,982)	$(24,982)
Cash Flows used in Investing Activities	(1,000,000)	-

Cash Flows from Financing Activities	1,999,980	91,882
Net Increase in Cash During Period	$1,024,961	$66,932

We have cash in the amount of $1,024,961 and working capital of $2,032,473 as of May 31, 2006 compared to working capital of $41,158 as of May 31, 2005. The increase in our working capital is primarily due to the fact that we raised $2,000,000 pursuant to our equity financing during the quarter. Following the closing of our Offering and Note Offering in July, 2006 we raised a total of $5,000,000. Our total expenditures over the next twelve months are anticipated to be approximately $132,500, the majority of which is due to our operational, marketing and promotional expenses and general, legal, accounting and administrative expenses associated with our reporting obligations under the Exchange Act.

ICP Solar Technologies Inc. Summary Financial Information

Our financial information for the years ended January 31, 2006 and January 31, 2005, and as of July 31, 2006 is summarized below:

	As at January 31, 2006 (Audited)	As at January 31, 2005 (Audited)	July 31, 2006 (Unaudited)
Balance Sheet Information
Total Assets	$4,877,069	$5,847,958	$4,162,352
Liabilities	$4,063,975	$2,564,953	$3,789,471
Total Stockholders’ Equity (Deficit)	$(2,698,473)	$(955,050)	$(3,089,464)
Statement of Operations and Statement of Cash Flows Information	For the year ended January 31, 2006 (Audited)	For the year ended January 31, 2005 (Audited)	For the six months ended July 31, 2006 (unaudited)
Expenses	$4,700,374	$6,345,940	$2,153,999
Net Sales	$7,731,811	$9,779,915	$4,843,200
Net Loss for the Period	$(1,396,672)	($707,105)	$(362,566)
Comprehensive Income (loss)	$(1,743,423)	$148,940	$(390,991)
Cash Flows used in Operating Activities	$(978,067)	$(1,292,287)	$(1,342,621)
Cash Flows used in Investing Activities	$1,379,013	$(296,087)	$(87,766)
Cash Flows used in Financing Activities	$(286,609)	$1,188,038	$1,432,154

ICP MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the financial statements for the twelve month periods ended January 31, 2006 and January 31, 2005 and notes thereto attached as exhibits to this Form 8-K.

Overview

Company Background

ICP is a company that was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers (“OEM”) and integrated building materials markets through its distribution channels in over 100 countries. ICP has a 20,000 square foot manufacturing facility in the United Kingdom, which produces amorphous silicon based solar cells that ICP integrates into various products.

ICP operates its business through its wholly owned subsidiaries: ICP Technologies (UK) Ltd. (Wales) and ICP Global Technologies Inc.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2006 COMPARED TO THE YEAR ENDED JANUARY 31, 2005

Revenue

ICP revenues from Solar energy products provided are $7,731,811 for year ended January 31, 2006 compared to $9,779,915 for the same period last year representing a decrease of $2,048,104. The reduction in revenue relates to loss of business from a major customer and reduction of revenue from existing customers. Management believes that we will realize increased sales revenues from both new and existing customer base for fiscal 2007.

Cost Of Sales

ICP’s cost of sales as at January 31, 2006 was $5,690,036 and $4,262,865 as at January 31, 2005 for the same period last year representing an increase of $1,427,171. The increase in cost of sales is a result of world wide raw material shortages causing price increases and inventory write off during the period. Management believes that ICP have written off discontinued product lines from inventory and are securing raw materials at competitive prices. The effect of this caused ICP’s gross margin to decrease by 30%, as at January 31, 2006 ICP had a margin of 26% compared to 56% as at January 31, 2005. Another effect of ICP’s margin decrease was the loss of a major customer which contributed to higher margins. Management believes margins will increase by 40% for fiscal 2007 compared to fiscal 2006.

Expenses

As at January 31, 2006 ICP incurred expenses of $4,700,374 and $6,345,940 for the same period last year. Expenses decreased by $1,645,566 which is attributed to an improvement in streamlining operations and adjustment to corporate overheads to be more in line with company revenues.

Net Loss

ICP recorded a net loss of $1,396,672 for the twelve month period ended January 31, 2006 compared to a net loss of $707,105 for the same period ended January 31, 2005. The increase in net loss from year ended January 31, 2005 and January 31, 2006 was primarily due to a reduction in inventory as management has taken a write down from discontinued product lines. Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and begin to realize increased sales revenues.

Income tax Losses

As at January 31, 2006 ICP had net operating losses carry-forwards of approximately $1,865,000. Carry- forwards would, if unused, start to expire in 2016. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the carryforwards. In the event of certain changes in control, there will be an annual limitation on the amount of the income tax losses carryforwards which can be used. Management believes there is a 50% or greater chance that the carryforward will not be used.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JULY 31, 2006 COMPARED TO THE SIX MONTH PERIOD ENDED JULY 31, 2005

Revenue

ICP revenues from Solar energy products provided are $4,843,200 for the six month period ended July 31, 2006 compared to $5,335,229 for the same period last year representing a decrease of $492,029. The decrease in revenue is due to a lack of product availability to supply current customer demand. Management believes that we have secured raw material availability at competitive pricing and will begin to realize increased sales revenues for its last six months of Fiscal 2007.

Cost Of Sales

ICP cost of sales as at July 31, 2006 was $3,051,767 and $3,111,134 as at July 31, 2005 for the same period last year representing a small decrease of $59,367. ICP’s margins as at July 31, 2006 was 37% compared to 42% as at July 31, 2005. The loss of a major customer and raw materials price increase contributed to lower margins. Management believes any raw material price increase will be offset by a general increase in selling price to customers as the solar market demand continues to outperform its supply availability.

Expenses

ICP Expenses decreased by $586,633 for the six month period ended July 31, 2006 $2,057,093 compared to January 31, 2005 $2,643,726. The decrease is attributed to maintaining company overheads in line with company revenues and the continued focus on operational efficiency.

Net Loss

ICP recorded a net loss of $362,566 for the six month period ended July 31, 2006 compared to a net loss of $370,301 for the same period ended July 31, 2005. Management believes that we will continue to operate at a net loss until such time as we can complete our business development efforts and begin to realize increased sales revenues by 2007.

Liquidity and Capital Resources

At July 31, 2006, ICP had accounts receivable of $1,261,563, income taxes recoverable of $639,030 and inventories of $1,409,343. At January 31, 2006, ICP had bank indebtedness of $1,181,884, accounts payable, loan payable and accrued liabilities of $1,630,688. ICP also had a non-interest bearing loan payable to director for $691,303 and government grants payable of $242,542 and capital lease payable of $62,069. ICP’s current portion of the government grants was $215,542 and capital lease payable of $43,054.

ICP Credit Facilities

ICP has the following credit facilities: (i) A UK credit facility allowing for an operating line of credit of 161,000 (90,000 GBP); and (ii) a Canadian credit facility in the amount of $1,760,000 which requires

ICP’s Canadian subsidiary to comply with certain financial covenants. As at July 31, 2006, the Canadian subsidiary was not in compliance therewith.

Financing Requirements

Currently, we have sufficient financial resources to complete our plan of operation for the next twelve months. ICP was founded in 1988 and has posted profits since inception, except for the last two fiscal years due to the entrance on the market of products from Asia and from the acquisition and integration of its manufacturing facility. At July 31, 2006, ICP had total assets of $4,162,352 and shareholders' equity of $353,866. ICP has an accumulated deficit of $2,353,502 as at July 31, 2006 and $1,990,936 for the year ended January 31, 2006. To date these losses and cash flow deficiencies have been financed principally through long term debt and debt from related parties. Additional capital and/or borrowings will be necessary in order for ICP to continue in existence until attaining profitable operations.

Our management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the year. FC has commenced the process of raising additional capital. Should FC be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due. ICP has also recently restructured internally to eliminate some excess operating costs and as a result is presently cash flow neutral. As such, our ability to complete our plan of operation is dependent upon our ability to obtain substantial financing in the near future.

Any financing that we obtain is expected to be in the form of sales of our equity securities as sufficient debt financing is not expected to be available to us at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

OFF BALANCE SHEET ARRANGEMENTS

None.

CRITICAL ACCOUNTING POLICIES

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of ICP has been accounted for as a reverse acquisition and ICP has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of ICP and not FC Financial Services Inc. The operations of FC will be included in the consolidated statement of operations from the effective date of the acquisition, September 29, 2006.

Revenue Recognition

We recognize revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer. Our price to customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates. Any customer acceptance provisions, which are related to product testing, are satisfied prior to revenue recognition. There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers. The Company does accept returns of products, if properly requested, authorized, and approved by the Company. The Company records an estimate of returns of products to be returned by its customers and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes a ten year, up to a lifetime warranty period for defects in material, workmanship and power performance. Accruals for product warranties are recorded at the time of shipment of products to customers. The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales. The Company periodically reviews the adequacy of its product warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience.

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost. Finished goods are valued at the lower of cost and net realizable value. Cost is determined on an average cost base.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value. It is not practical to determine the fair value of the amounts due from related parties due to their related party nature and the absence of a market for such instruments.

RISKS AND UNCERTAINTIES

We may need to raise significant additional capital in order to fund our operations and to continue to grow our business, which subjects us to the risk that we may be unable to maintain or grow our business as planned and that our stockholders may be subject to substantial additional dilution.

Athough we believe that we have the financial resources to complete our plan of operation for the next twelve months, we anticipate that we may require additional funding to further enhance our operating infrastructure, to secure the supply of raw materials to further increase manufacturing capacity through our solar cell production chamber and to advance our research and development programs that are key to refining our products and to lowering our manufacturing costs.

We may also require additional capital to respond to competitive pressures and acquire complementary businesses or necessary technologies. We do not know whether or not we will be able to raise additional financing or financing on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, develop and expand our manufacturing operations and distribution network, maintain our research and development efforts or otherwise respond to competitive pressures would be significantly impaired. We currently do not have any financing arrangements in place and there is no assurance that we will be able to acquire sufficient financing on terms acceptable to us or at all. If financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

We were formed on November 19, 2003 and as such, have a very short operating history upon which future performance may be assessed. Since inception, we have incurred significant net losses, including a net loss of $362,566 for the six months ended July 31, 2006. As a result of ongoing operating losses, we had an accumulated deficit of $2,353,502 as of July 31, 2006. We expect to incur substantial losses for the foreseeable future, and we may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

-	expand our manufacturing operations, whether domestically or internationally;
-	develop our distribution network;
-	continue to research and develop our products and manufacturing technologies;
-	implement internal systems and infrastructure in conjunction with our growth; and
-	hire additional personnel.

We do not know whether our revenues will grow at all or grow rapidly enough to absorb these expenses, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

Potential investors should also be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our dependence on a limited number of third party suppliers for raw materials, key components for our solar power products and custom-built equipment for our operations could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and loss of market share.

We manufacture all of our solar power products using materials and components procured from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes and we may experience order cancellation and loss of market share. We currently do not have contracts with many of our suppliers and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent that the processes that our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials and components from alternative suppliers. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to manufacture our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.

Certain of the capital equipment used in the manufacture of our solar power products has been developed and made specifically for us, is not readily available from multiple vendors and would be difficult to repair or replace if it were to become damaged or stop working. Consequently, any damage to or break down of our manufacturing equipment at a time we are manufacturing commercial quantities of our products may have a material adverse impact on our business. For example, a supplier’s failure to supply this equipment in a timely manner, with adequate quality and on terms acceptable to us, could delay our capacity expansion of our manufacturing facility and otherwise disrupt our production schedule or increase our costs of production.

We may fail to successfully bring to market our new solar power products under development, which may prevent us from achieving increased sales and market share.

Although ICP has been selling its solar power products since 1988, we expect to derive a substantial portion of our revenues from sales of our new solar power products that are under development and not yet commercially available. If we fail to successfully develop our new solar power products or technologies, we will likely be unable to recover the losses we have incurred to develop these products and technologies and may be unable to increase our sales and could become profitable.

Our solar power products may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for our solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

  our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;
  our failure to produce solar power products that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;
  whether or not customers will accept our new module designs under development and the techniques we are developing to mount them; and
  our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners.

If our solar power products fail to gain market acceptance, we would be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our solar power products uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We believe that a variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our solar power products. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

Our ability to increase market share and sales depends on our ability to successfully maintain our existing distribution relationships and expand our distribution channels.

We currently sell our solar power products primarily to distributors, system integrators and other value-added resellers within and outside of North America, which typically resell our products to end users on a global basis. If we are unable to successfully refine our existing distribution relationships and expand our distribution channels, our revenues and future prospects will be materially harmed. As we seek to grow our sales by entering new markets in which we have little experience selling our solar power products, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers both within and outside of North America. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets or entering these markets in accordance with our plans. Our ability to enter into and maintain relationships with resellers will be influenced by the relationships between these resellers and our competitors, market acceptance of our products and our low brand recognition as a new entrant.

Our dependence on a small number of resellers may cause significant fluctuations or declines in our product revenues.

Historically, all of our sales to these resellers are made through purchase orders without long-term commitments, including under arrangements that may be cancelled without cause on short notice and that generally do not require them to make minimum purchases. Consequently, our resellers are generally permitted to obtain products from other providers of solar power products without further obligation to us. The concentration of our product sales also exposes us to credit risks associated with the financial viability of these resellers. We anticipate that sales of our solar power products to a limited number of key resellers will continue to account for a significant portion of our total product revenues for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our product revenues and negatively impact our operating results:

  reduction, delay or cancellation of orders from one or more of our significant resellers;
  selection by one or more of our significant resellers of products competitive with ours;
  loss of one or more of our significant resellers and our failure to recruit additional or replacement resellers; and
  failure of any of our significant resellers to make timely payment of our invoices.

Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share.

As is consistent with standard practice in our industry, the duration of our product warranties is lengthy relative to expected product life and has recently been increasing. Our current standard product warranty includes a one-year warranty period for defects in material and workmanship and a 25-year warranty period for declines in power performance. We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We intend to continue to establish strategic relationships with third parties in the solar power industry, particularly in international markets. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to our competitors. We can provide no assurance that we will be able to establish other strategic relationships in the future.

In addition, other strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to our business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control, which would in turn cause our stock price to decline.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault.

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in the solar power market.

Our ability to compete effectively against competing solar power technologies will depend, in part, on our ability to protect our current and future proprietary technology, product designs and manufacturing processes through a combination of patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property and may need to defend our products and services against infringement claims, either of which could result in the loss of our competitive advantage in the solar power market and materially harm our business and profitability. We face the following risks in protecting our intellectual property and in developing, manufacturing, marketing and selling our products and services:

  we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that the claims allowed are or will be sufficiently broad to protect our technology or processes;
  given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important;
  third parties may design around our patented technologies or seek to challenge or invalidate our intellectual property rights and there is no assurance that our intellectual property rights will deter infringement or misappropriation of our intellectual property;
  we may incur significant costs and diversion of management resources in prosecuting or defending intellectual property infringement suits;
  we may not be successful in prosecuting or defending intellectual property infringement suits and, as a result, may need to seek to obtain a license of the third party’s intellectual property rights, which may not be available to us, whether on reasonable terms or at all; and
  the contractual provisions we rely on to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached and our trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public.

We own 7 registered patents and 8 patents pending, and 17 registered trademarks and 21 trademarks pending.

If we are subject to litigation and infringement claims, they could be costly and disrupt our business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to our business of which we are not aware. The technology that we incorporate into and use to develop and manufacture our current and future solar power products may be subject to claims that they infringe the patents or proprietary rights of others. The success of our technology efforts will also depend on our ability to develop new technologies without infringing or misappropriating the proprietary rights of others. We may receive notices from third parties alleging patent, trademark or copyright infringement, claims regarding trade secrets or contract claims. Receipt of these notices could result in significant costs as a result of the diversion of the attention of management from our technology efforts. No third party has a current filed intellectual property lawsuit, arbitration or other proceeding against us. If a successful claim were brought against us, we would have to attempt to license the intellectual property right from the claimant or to spend time and money to design around or avoid the intellectual property. Any such license may not be available at reasonable terms, or at all. We may, however, be involved in future lawsuits, arbitrations or other legal proceedings alleging patent infringement or other intellectual property rights violations. In addition, litigation, arbitration or other legal proceedings may be necessary to:

  assert claims of infringement or misappropriation of or otherwise enforce our intellectual property rights;
  protect our trade secrets or know-how; or
  determine the enforceability, scope and validity of our intellectual property rights or those of others.

We may be unsuccessful in defending or pursuing these lawsuits or claims. Regardless of the outcome, litigation can be very costly and can divert management’s efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties’ intellectual property rights. We may also be restricted or prevented from developing, manufacturing, marketing or selling a solar power product or service that we develop. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

In addition, we may have to participate in proceedings before the United States Patent and Trademark office, or before foreign patent and trademark offices, with respect to our patents, patent applications, trademarks or trademark applications or those of others. These actions may result in substantial costs to us as well as a diversion of management attention. Furthermore, these actions could place our patents, trademarks and other intellectual property rights at risk and could result in the loss of patent, trademark or other intellectual property rights protection for the products and services on which our business strategy depends.

We may be unable to adequately protect or enforce our proprietary information, which may result in its unauthorized use or reduced sales or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our proprietary technology, including any solar power products that we develop. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Any patents issued in connection with our efforts to develop new technology for solar power products may not be broad enough to protect all of the potential uses of the technology.

In addition, when we do not control the prosecution, maintenance and enforcement of certain important intellectual property, such as a technology in-licensed to us, the protection of the intellectual property rights may not be in our hands. If the entity that controls the intellectual property rights does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize the related solar power products.

Our means of protecting our proprietary rights may not be adequate, and our competitors may:

  independently develop substantially equivalent proprietary information, products and techniques;
  otherwise gain access to our proprietary information; or
  design around our patents or other intellectual property.

We pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we fail to maintain trade secret and patent protection, our potential, future revenues may be decreased.

If the effective term of our patents is decreased due to changes in patent laws or if we need to refile some of our patent applications, the value of our patent portfolio and the revenues we derive from it may be decreased.

The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that we obtain and may decrease the revenues we derive from our patents. For example, the United States patent laws were amended in 1995 to change the term of patent protection from 17 years after the date of a patent’s issuance to 20 years after the earliest effective filing date of the application for a patent, unless the application was pending on June 8, 1995, in which case the term of a patent’s protection expires either 17 years after its issuance or 20 years after its filing, whichever is later. Because the average time from filing of patent application to issuance of a patent there from is usually at least one year and, depending on the subject matter, may be more than three years, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to re-file some of our patent applications to disclose additional subject matter and, in these situations, the patent term will be measured from the date of the earliest priority application to which benefit is claimed in such a patent application. This would shorten our period of patent exclusivity and may decrease the revenues that we might obtain from the patents.

International intellectual property protection is particularly uncertain and costly, and we have not obtained or sought patent or trademark protection in many foreign countries where our solar power products and services may be developed, manufactured, marketed or sold. Intellectual property law outside the United States is even more uncertain and costly than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as United States laws. Moreover, we have not sought, obtained or maintained patent and trademark protection in many foreign countries in which our solar power products and services may be developed, manufactured, marketed or sold by us or by others.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar power products, we may be unable to increase our sales and market share. There are a large number of companies in the world that produce solar power products, including BP Solar, Kyocera Corporation, Sharp Corporation, Mitsubishi, Solar World AG and Sanyo Corporation. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies. Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential resellers and their customers and have extensive knowledge of our target markets. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we can.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract and retain new qualified employees in a competitive labor market.

We have attracted a highly skilled management team. If we were to lose the services of Sass Peress, our Chief Executive Officer, President and a director, or any of our other executive officers and key employees, our business could be materially and adversely impacted. We do not carry key person life insurance on any of our senior management or other key personnel.

Our success will largely depend on the performance of our management and on the management of ICP. We are currently dependent upon a limited number of employees and consultants. As such, our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

Extended business interruption at our manufacturing facilities could result in reduced sales.

We utilize highly flammable materials such as silane and methane in our manufacturing processes. We have significant experience in handling these materials and take precautions to handle and transport them in a safe manner. By utilizing these materials, we are subject to the risk of losses arising from explosions and fires. Our inability to fill customer orders during an extended business interruption could negatively impact existing customer relationships resulting in market share decreases.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our product development, the expansion of our manufacturing operations and distribution network and our sales and marketing activities would be materially and adversely affected. In connection with the planned expansion of our manufacturing capacity, we have undergone and anticipate undergoing further rapid growth in the scope of our operations and the number of our employees, which is likely to place a significant strain on our senior management team and other resources. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by this rapid growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we would be unable to achieve or sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

  cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;
  performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;
  success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;
  fluctuations in economic and market conditions that impact the viability of conventional and non- solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;
  capital expenditures by customers that tend to decrease when the United States or global economy slows;
  continued deregulation of the electric power industry and broader energy industry; and
  availability of government subsidies and incentives.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the solar power products we sell results in injury. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since sales of our existing products have been modest and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and if our insurance protection is inadequate to cover these claims, they could require us to make significant payments.

We may conduct further offerings in the future in which case your shareholdings will be diluted.

Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution.” The result of this could reduce the value of your stock.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain our earnings to support operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

DESCRIPTION OF PROPERTY

We do not own any real property or any rights to acquire any real property. Our business office is located at the offices of First Class Financial Services Inc. 110 Jardin Drive Suite 13-14 Concord, Ontario L4K 2T7. We do not pay any rent to and there is no agreement to pay any rent in the future.

ICP’s head office is located at 7075 Place Robert-Joncas, Unit 131 Montreal, Quebec, Canada H4M 2Z2. ICP’s material property commitments include our warehouse and distribution center in the UK, and its lease commitments in Montreal, Quebec, as described in the table below.

Location	Term	Square Feet	Monthly Commitment
Montreal, Quebec	March 1, 2006 to Feb 28, 20011	3,878	$1,898
U.K.	October 10, 2003 to October 10, 2008	28,000	$12,237

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 4, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Taras Chebountchak Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director 11 Townsgate Dr., PH 6 Thornhill, Ontario, Canada L4J 8G4	708,000 Direct	2.4%
Common Stock	Orit Stolyar Vice-President, Secretary, and Director 69 Whitney Place Thornhill, Ontario, Canada L4J 6V6	69,250 Direct	*
Common Stock	All Officers and Directors as a Group (2 persons)	777,250	2.7%
5% STOCKHOLDERS
Common Stock	Equity Transfer & Trust Company 120 Adelaide St. W., Ste 420 Toronto, Ont. M5H 4C3 (2)	20,000,000 Direct	69%
Notes
*	Less than 1%.
(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 4, 2006. As of October 4, 2006, there were 29,000,000 shares of our common stock issued and outstanding.
(2)

Equity Transfer & Trust Company holds the 20,000,000 shares of the common stock of FC (the “Trust Shares”) as trustee pursuant to the terms of the Exchange and Voting Trust Agreement dated September 29, 2006 between FC, Exchangeco, Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively the “Beneficiaries”) Taras Chebountchak and Orit Stolyar. Under the terms of the Exchange and Voting Trust Agreement the Trust Shares are to be cancelled as each Exchangeable Shares is exchanged by the Beneficiaries for shares of FC and the voting rights to the Trust Shares are beneficially held by the Trustee for the Beneficiaries are as follows: (i) 301,497 Trust Shares, Eastern Liquidity Partners Ltd., (ii) 440,529 Trust Shares, The Sass Peress Family Trust, (iii) 6,626,787 Trust Shares, The Peress Family Trust, (iv) 11,222,995 Trust Shares, Sass Peress, (v) 879,706 Trust Shares, Arelene Ades, (vi) 528,386 Shares, Joel Cohen. See “Exchange and Voting Trust Agreement” above.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our officers and directors as of the date hereof.

Name	Age	Positions
Taras Chebountchak	36	President, Chief Executive Officer, Treasurer, and a member of the board of directors
Orit Stolyar	33	Vice-President, Secretary, and a member of the board of directors

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Taras Chebountchak. Mr. Chebountchak has been our President, Chief Executive Officer, and Treasurer from our inception on November 19, 2003. Since May 1998, Mr. Chebountchak has also been president and a director of First Class Financial Services Inc. located in Concord, Ontario. First Class Financial Services is engaged in the business of processing prospective car buyers' loan applications and placing them with financial institutions. Since July 2000, Mr. Chebountchak has been secretary, treasurer and a director of Ardent Mines Limited, a Nevada corporation located in Vancouver, British Columbia engaged in mining exploration. Ardent Mines Limited filed a Form SB-2 registration statement with the Securities and Exchange Commission on November 30, 2000 which was declared effective by the Commission on August 12, 2003. Ardent Mines Limited files reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934. Since then Ardent Mines has conducted extremely limited exploration activity.

Orit Stolyar. Orit Stolyar has been vice-president, secretary, and a member of our board of directors since our inception on November 19, 2003. Since May 1998, Ms. Stolyar has been chief executive officer, secretary, treasurer, and a director of First Class Financial Services Inc. located in Concord, Ontario. First Class Financial Services is engaged in the business of processing prospective car buyers' loan applications and placing them with financial institutions. Ms. Stolyar will initially devote 15 hours per week to our operations.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

LEGAL PROCEEDINGS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

None.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors does not maintain a separately-designated standing audit committee. As a result, our directors act as our audit committee. None of our directors or officers meets the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our board of directors at this time is prohibitive.

We presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

TERMS OF OFFICE

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain compensation information for (i) all individuals serving as our chief executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level (the “CEO”); (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to subparagraph (ii) of this item but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, or “named executive officers”).

			ANNUAL COMPENSATION(4)			LONG TERM COMPENSATION
Name	Title	Year Ended Nov. 30	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen -sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
Taras Chebountchak	Director, Chief Executive Officer, Former Treasurer, Former President	2005 2004	$0 $0	$0 $0	$0 $0	0 0	0 0	$0 $0	$0 $0
Orit Stolyar	Vice President, Former Secretary, and Former Director	2005 2004	$0 $0	$0 $0	$0 $0	0 0	0 0	$0 $0	$0 $0

Stock Option Grants

We did not grant any stock options to our executive officers or directors during our most recent fiscal year ended November 30, 2005. We also have not granted any stock options to our executive officers or directors since November 30, 2005.

Exercises Of Stock Options And Year-End Option Values

No stock options were exercised by our executive officers or directors during the financial year ended November 30, 2005 and no stock options have been exercised since November 30, 2005.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Compensation of Directors

Our directors received no management fees during the years ended January 31, 2006 or January 31, 2005.

Employment Contracts

We do not have employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

In November, 2003, we issued a total of 2,500,000 restricted shares of common stock to Taras Chebountchak, our director and our former President, in consideration of $25.00 and 2,500,000 shares of restricted common stock to Orit Stolyar, our former Vice President, in consideration of $25.00.

In December, 2005, we paid a stock dividend of 4 additional shares for each one share of common stock outstanding, thereby increasing Mr. Chebountchak's share ownership to 12,500,000 shares and increasing Ms. Stolyar's share ownership to 12,500,000 shares.

During the year ended November 30, 2004, Mr. Chebountchak and Ms. Stolyar who are our officers, directors and shareholders advanced funds to us. As of July 31, 2006, there is a $0 balance due to them.

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. As of October 4, 2006, there were 29,000,000 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or Bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Furthermore, we do not currently do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “FCFN”. Our shares were first traded on the OTC Bulletin Board in June, 2005. The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2006		2005
	High	Low	High	Low
First Quarter	$2.00	$0.70	-	-
Second Quarter	$1.80	$0.86	-	-
Third Quarter	$2.09	$1.47	$0.04	$0.026
Fourth Quarter	$2.55	$1.94	$0.53	$0.35

The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Registered Holders Of Our Common Stock

As of October 4, 2006, there were 76 registered holders of record of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of FC.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of FC, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of FC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

However, with respect to actions brought by or on behalf of FC against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to FC, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we are required to indemnify our officers and directors to the full extent permitted by the laws of Nevada. Our Articles of Incorporation and our Bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by FC.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

ITEM 3.02            UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

The disclosure under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of ICP Solar Technologies Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;

	2.	Consolidated Balance Sheet as at January 31, 2006.

	3.	Consolidated Statement of Operations and Comprehensive Income for the years ended January 31, 2006 and 2005.

	4.	Consolidated Statements of Cash Flows for the years ended January 31, 2006 and 2005.

	5.	Consolidated Statement of Shareholders Deficiency for the years ended January 31, 2006 and 2005.

	6.	Notes to Financial Statements.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited financial statements of ICP Solar Technologies Inc., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;

	2.	Consolidated Balance Sheet as at July 31, 2006.

	3.	Consolidated Statement of Operations and Comprehensive Income for the six month period ended July 31, 2006.

	4.	Consolidated Statements of Cash Flows for the six month period ended July 31, 2006.

	5.	Consolidated Statement of Shareholders Deficiency for the six month period ended July 31, 2006.

	6.	Notes to Financial Statements.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of ICP Solar Technologies Inc., effective September 29, 2006:

	1.	Unaudited Pro Forma Balance Sheet as of July 31, 2006;

	2.	Unaudited Pro Forma Statement of Operations and Comprehensive Loss for the year ended January 31, 2006 and the six month period ended July 31, 2006; and

	3.	Notes to the Pro Forma Financial Statements.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Term Sheet between FC Financial Services Inc. and the stockholders of ICP Solar Technologies Inc.(1)

10.2	Loan Agreement between FC and ICP Solar Technologies Inc.(1)

10.3	Share Pledge Agreement dated May 16, 2006 among FC, Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen.(1)

10.4	Limited Recourse Guarantee Agreement dated May 16, 2006 among Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC.(1)

10.5	Promissory Note dated May 16, 2006 of ICP Solar Technologies Inc. in favor of FC.(1)

10.6	Amendment No. 1 dated July 14, 2006 to Loan Agreement between FC and ICP Solar Technologies Inc.(2)

10.7	Limited Recourse Guarantee Agreement dated July 4, 2006 among Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC.(2)

10.8	Promissory Note dated July 4, 2006 of ICP Solar Technologies Inc. in favor of FC.(2)

10.9

Share Purchase Agreement dated September 29, 2006 among FC Financial Services Inc., ICP Solar Technologies Inc., Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc.

10.10

Exchangeable Share Support Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, and Eastern Liquidity Partners;

10.11

Exchange and Trust Voting Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, Joel Cohen, Arlene Ades, the Sass Peress Family Trust, the Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, and Orit Stolyar.

99.1	Audited Financial Statements of ICP Solar Technologies Inc. for the years ended January 31, 2006 and January 31, 2005.

99.2	Unaudited Financial Statements of ICP Solar Technologies Inc. for the period ended July 31, 2006.

99.3	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations.

99.4	Press Release dated October 2, 2006.

Notes
            (1) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2006.
            (2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FC FINANCIAL SERVICES INC.

Date: October 5, 2006

	By:	/s/ Taras Chebountchak
Taras Chebountchak
Chief Executive Officer and President